Exhibit 3.12

CERTIFICATE OF FORMATION

OF

BULLS II ACQUISITION LLC

This Certificate of Formation of Bulls II Acquisition LLC (the “LLC”) is being duly executed and filed to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST:  The name of the limited liability company formed hereby is Bulls II Acquisition LLC.

SECOND:  The address of the registered office of the LLC in the State of Delaware is the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle, Delaware 19808.  The name of its registered agent at such address is Corporation Service Company.

THIRD:  This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 13th day of December, 2010, and does hereby affirm that the statements contained herein have been examined by the undersigned and are true and correct.

By:	/s/ Robert Contreras
	Name:	Robert Contreras
	Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

COMMERCIAL INDUSTRIAL FINANCE CORP.

(a Delaware corporation)

WITH AND INTO

BULLS II ACQUISITION LLC

(a Delaware limited liability company)

April 13, 2011

Pursuant to Title 8, Section 264(c) of the General Corporation Law of the State of Delaware (the “DGCL”) and Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), Bulls II Acquisition LLC, a Delaware limited liability company (“Bulls II”), hereby certifies the following information relating to the merger of Commercial Industrial Finance Corp., a Delaware corporation (“CIFC”), with and into the Bulls II (the “Merger”):

FIRST: The name and state of formation or incorporation, as applicable, of each of the constituent entities participating in the Merger (the “Constituent Entities”) are:

Name of Entity	Type of Entity	State of Formation or Incorporation
Commercial Industrial Finance Corp.	Corporation	Delaware
Bulls II Acquisition LLC	Limited Liability Company	Delaware

SECOND: The Agreement and Plan of Merger, dated as of December 21, 2010, as amended (the “Merger Agreement”), by and among Deerfield Capital Corp., a Maryland corporation, Bulls I Acquisition Corp., a Delaware corporation, Bulls II, CIFC and CIFC Parent Holdings LLC, a Delaware limited liability company, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264(c) of the DGCL and Section 18-209 of the DLLCA.

THIRD: Bulls II shall be the surviving limited liability company (the “Surviving Entity”) of the Merger, and the name of the Surviving Entity is Bulls II Acquisition LLC.

FOURTH: The Certificate of Formation of the Surviving Entity shall be amended upon the effective date of the Merger to change the name of the Surviving Entity from Bulls II Acquisition LLC to CIFC Investment Management LLC.

FIFTH: The Merger shall become effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: An executed copy of the Merger Agreement is on file at the office of the Surviving Entity located at 6250 N. River Rd., 12th Floor, Rosemont, IL 60018.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person as of the date written above.

BULLS II ACQUISITION LLC

By:	/s/ Robert Contreras
Name:	Robert Contreras
Title:	Senior Vice President, Secretary and
General Counsel

[SIGNATURE PAGE TO CERTIFICATE OF MERGER — SECOND STEP]

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
CIFC INVESTMENT MANAGEMENT LLC

1.             The name of the limited liability company is:

CIFC Investment Management LLC

2.             Article FIRST of the Certificate of Formation to the limited liability company is hereby deleted and replaced in its entirety with the following:

FIRST:  The name of the limited liability company is

CIFC Asset Management LLC.

In Witness Whereof, the undersigned has executed this Certificate of Amendment to the Certificate of Formation this 1st day of July, 2011.

By:	/s/ Robert C. Milton III
Name:	Robert C. Milton III
Title:	Authorized person